Exhibit 3.1
SECOND AMENDED AND RESTATED
BYLAWS
OF
BIOGEN IDEC INC.
~~(a Delaware corporation)~~
(Adopted as of October 13, 2008)

TABLE OF CONTENTS

Page

ARTICLE 1 Offices	1

1.1 Registered Office	1
1.2 Other Offices	1

ARTICLE 2 Meeting of Stockholders	1

2.1 Place of Meeting	1
2.2 Annual Meeting	1
2.3 Special Meetings	~~2~~4
2.4 Notice of Meetings	~~3~~4
2.5 List of Stockholders	~~3~~5
2.6 Organization and Conduct of Business	~~3~~5
2.7 Quorum	~~4~~5
2.8 Adjournments	~~4~~6
2.9 Voting Rights	~~4~~6
2.10 Majority Vote	~~4~~6
2.11 Record Date for Stockholder Notice, Voting ~~and~~ , Payment 4 and Written Consent	6
2.12 Proxies	~~5~~7
2.13 Inspectors of Election	~~5~~7
2.14 Inspectors of Written Consent	8

ARTICLE 3 Directors	~~5~~8

3.1 Number, Election, Tenure and Qualifications	~~5~~8
3.2 Enlargement and Vacancies	~~6~~11
3.3 Resignation and Removal	~~6~~12
3.4 Powers	~~7~~12
3.5 Place of Meetings	~~7~~12
3.6 ~~Annual~~Organizational Meetings	~~7~~12
3.7 Regular Meetings	~~7~~12
3.8 Special Meetings	~~7~~12
3.9 Quorum, Action at Meeting, Adjournments	~~7~~13
3.10 Action Without Meeting	~~7~~13
3.11 Telephone Meetings	~~8~~13
3.12 Committees	~~8~~13
3.13 Fees and Compensation of Directors	~~8~~14
3.14 Rights of Inspection	~~8~~14
3.15 Lead Director	~~8~~14

ARTICLE 4 Officers	~~9~~14

4.1 Officers Designated	~~9~~14
4.2 Appointment	~~9~~15
4.3 Tenure	~~9~~15
4.4 Chairman and Vice Chairman	~~9~~15
4.5 The Chief Executive Officer	~~9~~15
4.6 The President	~~10~~16

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TABLE OF CONTENTS
(continued)

Page
4.7 The Vice President	~~10~~16
4.8 The Secretary	~~10~~16
4.9 The Assistant Secretary	~~10~~16
4.10 The Chief Financial Officer	~~11~~17
4.11 The Treasurer and Assistant Treasurers	~~11~~17
4.12 Bond	~~11~~17

ARTICLE 5 Notices	~~11~~17

5.1 Delivery	~~11~~17
5.2 Waiver of Notice	~~11~~18

ARTICLE 6 Indemnification and Insurance	~~12~~18

6.1 Indemnification	~~12~~18
6.2 Advance Payment	~~13~~22
6.3 Non-Exclusivity and Survival of Rights; Amendments	~~14~~22
6.4 Insurance	~~14~~22
6.5 Severability	~~14~~22
6.6 Definitions	~~14~~23
6.7 Notices	~~16~~24

ARTICLE 7 Capital Stock	~~16~~25

7.1 Certificates for Shares	~~16~~25
7.2 Signatures on Certificates	~~17~~25
7.3 Transfer of Stock	~~17~~26
7.4 Registered Stockholders	~~17~~26
7.5 Lost, Stolen or Destroyed Certificates	~~17~~26

ARTICLE 8 General Provisions	~~18~~26

8.1 Dividends	~~18~~26
8.2 Dividend Reserve	~~18~~27
8.3 Checks	~~18~~27
8.4 Fiscal Year	~~18~~27
8.5 Corporate Seal	~~18~~27
8.6 Execution of Corporate Contracts and Instruments	~~18~~27
8.7 Representation of Shares of Other Corporations	~~18~~27

ARTICLE 9 Amendments	~~19~~28

-ii-

SECOND AMENDED AND RESTATED
BYLAWS
OF
BIOGEN IDEC INC.
~~(a Delaware corporation)~~
(Adopted as of October 13, 2008)
ARTICLE 1
Offices
     1.1 Registered Office
     The registered office of the corporation shall be set forth in the certificate of incorporation of the corporation.
     1.2 Other Offices
     The corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors (the “Board”) may from time to time designate or the business of the corporation may require.
ARTICLE 2
Meeting of Stockholders
     2.1 Place of Meeting
     Meetings of stockholders may be held at such place, either within or without of the State of Delaware, as may be designated by or in the manner provided in these bylaws, or, if not so designated, as determined by the Board.
     2.2 Annual Meeting
     Annual meetings of stockholders shall be held each year at such place, date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect by a plurality vote the number of directors equal to the number of directors of the class whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election and until their successors are duly elected and qualified or until their earlier resignation, removal from office, death or incapacity. The stockholders shall also transact such other business as may properly be brought before the meeting.

     To be properly brought before the annual meeting, ~~business~~nominations of persons for election to the Board must be made in accordance with the procedures set forth in Section 3.1.
     To be properly brought before the annual meeting, business other than nominations of persons for election to the Board must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or the Chairman of the Board or the Chief Executive Officer, (b) otherwise properly brought before the meeting by or at the direction of the Board (or any committee thereof) or the Chairman of the Board or the Chief Executive Officer, or (c) otherwise properly brought before the meeting by a stockholder of record. ~~A motion related to business proposed to be brought before any stockholders’ meeting may be made by any stockholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any~~ of the corporation at the time the notice provided for in this Section 2.2 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who otherwise complies with this Section 2.2. For any proposed business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) above of this paragraph, the proposed business must constitute a proper matter for stockholder action. Any such stockholder may propose business to be brought before a meeting only if such stockholder has given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to propose such business. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not ~~earlier~~less than ninety (90) days nor more than one hundred twenty (120) days in advance of the date the corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Secretary of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the ~~seventh~~tenth (~~7~~ 10th) day following the day on which public announcement of the date of such meeting is first made. For the purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class, series and number of shares of the corporation that are owned beneficially and of record by the stockholder and such beneficial owner~~, (iv)~~ and a representation that the stockholder will notify the corporation in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation and a representation that the stockholder will notify the corporation in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the corporation in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a description of any material interest of the stockholder ~~in such business, and (v~~and the beneficial owner, if any, on whose behalf the proposal is made, in such business, (vii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal and (ix) any other information that is required to be provided by the stockholder pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the “1934 Act”) in such stockholder’s capacity as a proponent of a stockholder proposal.
     Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section ~~2.2~~ 2.2, and no nominations shall be considered at an annual or special meeting of stockholders except in accordance with the procedures set forth in Section 3.1 below; provided, however, that ~~nothing in~~the foregoing notice requirements of this Section 2.2 shall be deemed ~~to preclude discussion~~satisfied by ~~any stockholder of any business properly brought before the annual meeting.~~a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the 1934 Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.
     ~~The~~Except as otherwise provided by law, the Chairman of the Board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section ~~2.2~~, 2.2 (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (viii) above of this Section 2.2), and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such proposed business may have been received by the corporation. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
     Notwithstanding the foregoing provisions of this Section 2.2 or Section 3.1, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2 or Section 3.1; provided however, that any references in these bylaws to the 1934 Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.2 or Section 3.1 (including clause (c) of the third paragraph hereof, clause (c) of the third paragraph of Section 3.1 and the sixth paragraph of Section 3.1), and compliance with clause (c) of the third paragraph of this Section 2.2, clause (c) of the third paragraph of Section 3.1 or the sixth paragraph of Section 3.1 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the fourth paragraph of this Section 2.2, matters brought properly under and in compliance with Rule 14a-8 of the 1934 Act, as may be amended from time to time). Nothing in this Section 2.2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the 1934 Act.
     2.3 Special Meetings
     Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, by the Secretary only at the request of the Chairman of the Board, the Chief Executive Officer or by a resolution duly adopted by the affirmative vote of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
     2.4 Notice of Meetings
     Except as otherwise provided by law, written notice of each meeting of stockholders, annual or special, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
     When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.
     2.5 List of Stockholders
     The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to gain access to such list shall be provided with the notice of the meeting.
     2.6 Organization and Conduct of Business
     The Chairman of the Board or, in his or her absence, the Chief Executive Officer or President of the corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.
     2.7 Quorum
     Except where otherwise provided by law or the certificate of incorporation of the corporation or these bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders.
     2.8 Adjournments
     Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these bylaws, which time and place shall be announced at the meeting, by either the Chairman of the Board or a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, ~~though less than~~whether or not a quorum~~, or, if no stockholder is present or represented by proxy, by any officer entitled to preside at or to act as secretary of such meeting~~is present, without notice other than announcement at the meeting~~, until a quorum shall be~~

~~present or represented~~. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     2.9 Voting Rights
     Unless otherwise provided in the certificate of incorporation of the corporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.
     2.10 Majority Vote
     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of ~~the statutes~~statute or of the certificate of incorporation of the corporation or of these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.
     2.11 Record Date for Stockholder Notice, Voting ~~and,~~ Payment and Written Consent
     (a)  For purposes of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than the taking of action by written consent of the stockholders without a meeting which is governed by Section 2.11(b) below), the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor ~~fewer~~less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any other action to which the record date relates. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If the Board does not so fix a record date, then: (~~a~~i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and (~~b~~ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.
     (b) For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall, within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten (10) days after receipt of such written notice, when no prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the attention of the Secretary. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
     2.12 Proxies
     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Subject to the limitation set forth in the last clause of the first sentence of this Section 2.12, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted.
     2.13 Inspectors of Election
     The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
     2.14 Inspectors of Written Consent
     In the event of the delivery, in the manner prescribed by law or in these bylaws, to the corporation of the requisite written consent or consents to take corporate action or any related revocations thereof, the corporation may designate one or more persons for the purpose of promptly performing a ministerial review of the validity of such consents and revocations. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with applicable law and these bylaws represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section

2.14 shall affect the right of the Board or any stockholder to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
ARTICLE 3
Directors
     3.1 Number, Election, Tenure and Qualifications
     The number of directors that shall constitute the entire Board initially shall be twelve (12); provided, however, that the number of directors that shall constitute the entire Board shall be fixed from time to time by resolution adopted by a majority of the entire Board. The classes of directors that shall constitute the entire Board shall be as provided in the certificate of incorporation of the corporation.
     The directors shall be elected at the annual meetings of the stockholders, except as otherwise provided in Section 3.2 below, and each director elected shall hold office until such director’s successor is elected and qualified, unless sooner displaced.
     Subject to the rights of holders of any class or series of preferred stock, nominations of persons for election to the Board by or at the direction of the Board may be made ~~by any nominating committee or person appointed by the Board; nominations may also be made by any~~(a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof, or (c) by any stockholder of the corporation who was a stockholder of record at the time the notice provided for in this Section 3.1 is delivered to the Secretary of the corporation, who is entitled to vote for the election of directors at the applicable meeting and who complies with the notice procedures set forth in this Section 3.1. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not ~~earlier~~less than ninety (90) days nor more than one hundred twenty (120) days in advance of the date the corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Secretary of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the ~~seventh~~tenth (~~7~~10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially and of record by the person, (iv) a statement as to the person’s citizenship, ~~and~~ (v) the completed and signed representation and agreement described below, (vi) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the 1934 Act, and (vii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and record address of the stockholder and of such beneficial owner, if any, (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially ~~by the stockholder~~and of record by the stockholder and such beneficial owner and a representation that the stockholder will notify the corporation in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation and a representation that the stockholder will notify the corporation in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the corporation in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation.
     To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3.1) to the Secretary of the corporation at the principal executive offices of the corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.
     Notwithstanding anything in the third sentence of the third paragraph of this Section 3.1 to the contrary, in the event that the number of directors to be elected to the Board is increased effective at the annual meeting and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the date the corporation’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders, a stockholder’s notice required by this Section 3.1 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
     Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 3.1 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 3.1. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by the third paragraph of this Section 3.1 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.
     In connection with any annual meeting of the stockholders (or, if and as applicable, any special meeting of the stockholders), the Chairman of the Board (or such other person presiding at such meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (vi) above of this Section 3.1), and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.1, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder)

does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 3.1, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
     3.2 Enlargement and Vacancies
     The number of members of the Board may be increased at any time as provided in Section 3.1 above. Sole power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be vested in the Board, and each director so chosen shall hold office until the next annual election at which the term of the class to which they have been elected expires and until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of one or more vacancies in the Board, the remaining directors, except as otherwise provided by law or these bylaws, may exercise the powers of the full board until the vacancies are filled.
     3.3 Resignation and Removal
     Any director may resign at any time upon written notice to the corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board may be removed, but only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise specified in the certificate of incorporation of the corporation.
     3.4 Powers
     The business of the corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation of the corporation or by these bylaws directed or required to be exercised or done by the stockholders.
     3.5 Place of Meetings
     The Board may hold meetings, both regular and special, either within or without the State of Delaware.
     3.6 ~~Annual~~Organizational Meetings
     ~~An annual meeting of the Board shall be held promptly following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. The annual meetings shall be~~There shall be an organizational meeting of the Board each year for the purposes of organization, the appointment of officers and the transaction of other business.  Organizational meetings shall be held at such time and place as may be determined from time to time by the Board.
     3.7 Regular Meetings
     Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination.
     3.8 Special Meetings
     Special meetings of the Board may be called by the Chairman of the Board, the Lead Director (if any), the Chief Executive Officer or the President, or by the Secretary on the written request of two or more directors, or by one director in the event that there is only one director in office. Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or commercial delivery service, facsimile transmission, or by electronic mail or other electronic means, charges prepaid, to such director’s business or home address as they appear upon the records of the corporation. In case such notice is mailed, at least two (2) days’ notice shall be provided to each director prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or by commercial delivery service, facsimile transmission, or electronic mail or other electronic means, at least forty-eight (48) hours’ notice shall be provided to each director prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.
     3.9 Quorum, Action at Meeting, Adjournments
     At all meetings of the Board, a majority of directors then in office, but in no event less than one-third (1/3) of the entire Board, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law or by the certificate of incorporation of the corporation. For purposes of this Section 3.9, the term “entire Board” shall mean the number of directors last fixed by directors in accordance with these bylaws; provided, however, that if fewer than all the number of directors so fixed have been elected (by the stockholders or the Board), the “entire Board” shall mean the greatest number of directors so elected to hold office at any one time pursuant to such authorization. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     3.10 Action Without Meeting
     Unless otherwise restricted by the certificate of incorporation of the corporation or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

     3.11 Telephone Meetings
     Unless otherwise restricted by the certificate of incorporation of the corporation or these bylaws, any member of the Board or any committee thereof may participate in a meeting of the Board or of any committee, as the case may be, by means of conference telephone or by any form of communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     3.12 Committees
     The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware (the “DGCL”) to be submitted to stockholders for approval or (ii) adopting, amending or repealing any of these bylaws. Any such committee shall have such name as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and make such reports to the Board as the Board may request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board.
     3.13 Fees and Compensation of Directors
     Unless otherwise restricted by the certificate of incorporation of the corporation or these bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director, or such other compensation as may be determined by the Board. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     3.14 Rights of Inspection
     Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

     3.15 Lead Director
     The Board may designate a Lead Director from among its members from time to time, who shall be a independent director, with such duties and authority as determined by the Board.
ARTICLE 4
Officers
     4.1 Officers Designated
     The officers of the corporation shall be chosen by the Board and shall ~~be~~include a Chief Executive Officer, a Secretary and a Chief Financial Officer or Treasurer. The Board may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also choose a President, one or more Vice Presidents, one or more assistant Secretaries or assistant Treasurers and such other officers as the Board deems appropriate from time to time. Any number of offices may be held by the same person, unless the certificate of incorporation of the corporation or these bylaws otherwise provide.
     4.2 Appointment
     The Board at its ~~first~~organizational meeting ~~after each annual meeting of stockholders~~ shall choose a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer or Treasurer. Other officers may be appointed by the Board at such meeting, at any other meeting, or by written consent, or in such other manner as is determined by the Board.
     4.3 Tenure
     Each officer of the corporation shall hold office until such officer’s successor is appointed and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation, removal or incapacity. Any officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board or a committee duly authorized to do so~~; provided, however, that until November 12, 2006, the affirmative vote, at a duly convened meeting of the Board, of at least 80% of the entire Board (excluding for this purpose directors who are then serving as an officer or employee of the corporation) shall be required (a) to remove William H. Rastetter, Ph.D. from the office of Executive Chairman or significantly diminish his position, authority, duties or responsibilities or (b) to remove James C. Mullen from the office of Chief Executive Officer or President or significantly diminish his position, authority, duties or responsibilities~~. Any vacancy occurring in any office of the corporation may be filled by the Board, at its discretion. Any officer may resign by delivering such officer’s written resignation to the corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
     4.4 Chairman and Vice Chairman
     The Chairman of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which he or she shall be present. The Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board and of the stockholders at which he or she shall be present. The Vice Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law.
     4.5 The Chief Executive Officer
     Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the Chief Executive Officer (who may also be designated by the title of “President” unless a separate President shall be appointed) shall preside at all meetings of the stockholders and the Board in the absence of the Chairman of the Board~~,~~ or if there be none~~, at all meetings of the Board~~, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation.
     4.6 The President
     The President, if any, shall, in the event there be no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board, the Chairman of the Board, the Chief Executive Officer or these bylaws.
     4.7 The Vice President
     The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their appointment), shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the ~~President, the~~  Chairman of the Board, the Chief Executive Officer, the President or these bylaws.
     4.8 The Secretary
     The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board ~~or~~, the Chief Executive Officer, ~~under whose supervision he or she shall act~~the President or these bylaws. The Secretary shall have custody of the seal of the corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates, if any, issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
     4.9 The Assistant Secretary
     The Assistant Secretary, or if there be more than one, any Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their appointment) shall assist the Secretary in the performance of his or her duties and, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or these bylaws.
     4.10 The Chief Financial Officer
     The Chief Financial Officer (who may also be designated by the separate title of “Treasurer” unless a separate Treasurer is appointed) shall consider the adequacy of, and make recommendations concerning, the capital resources available to the corporation to meet it projected obligations and business plans; report periodically to the Chief Executive Officer and the Board on financial results and trends affecting the business; have custody of the corporate funds and deposit and pay out such funds from time to time in such manner as may be prescribed by, or in accordance with the direction of, the Board; and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or these bylaws.
     4.11 The Treasurer and Assistant Treasurers
     The Treasurer (if one is appointed) shall, (i) if a Chief Financial Officer is appointed, have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties, and (ii) otherwise perform such duties and have other powers as may from time to time be prescribed by the Board  ~~or~~, the Chairman of the Board, the Chief Executive Officer, the President or these bylaws. It shall be the duty of any Assistant Treasurers to assist the Treasurer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board  ~~or~~, the Chairman of the Board, the Chief Executive Officer, the President or these bylaws.
     4.12 Bond
     If required by the Board, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board, including without limitation a bond for the faithful performance of the duties of such officer’s office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control and belonging to the corporation.

ARTICLE 5
Notices
     5.1 Delivery
     Whenever, under the provisions of law, or of the certificate of incorporation of the corporation or these bylaws, written notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but: (a) such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service; and (b) unless written notice by mail is required by law, such notice may also be given by commercial delivery service, facsimile transmission, electronic means or similar means addressed to such director or stockholder at such person’s address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.
     5.2 Waiver of Notice
     Whenever any notice is required to be given under the provisions of law or of the certificate of incorporation of the corporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition to the foregoing, notice of a meeting need not be given to any director who signs a waiver of notice or a consent, or electronically transmits the same, to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
ARTICLE 6
Indemnification and Insurance
     6.1 Indemnification
     (a) Each person who was or is made a party or is threatened to be made a party to or is involved in (as a witness or otherwise) any action, suit ~~or~~, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative in nature (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative (in the event of death or disability of such person) is or was a director or officer of the corporation (or any predecessor) or is or was serving at the request of the corporation (or any predecessor) as a director, officer, employee, fiduciary, representative, partner or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan sponsored or maintained by the corporation, or other enterprise (or any predecessor of any of such entities), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee, fiduciary, representative, partner or agent or in any other capacity while serving as a director, officer, employee, fiduciary, representative, partner or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except as provided in Section 6.1(c) below, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 6.1 shall be a contract right~~.~~ subject to the terms and conditions of this Article 6.
     (b) To obtain indemnification under this Section 6.1, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. provided, however, that the failure of a claimant to so notify the corporation shall not relieve the corporation of any obligation which it may have to the claimant under this Section 6.1 or otherwise except to the extent that any delay in such notification actually and materially prejudices the corporation. Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (A) by the Board by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (B) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (C) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (D) if a quorum of Disinterested Directors so directs, by the stockholders of the corporation. ~~In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the proceeding for which indemnification is claimed a “Change of Control” (as hereinafter defined), in which case Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) business days after such determination.~~
     In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the proceeding for which indemnification is claimed a “Change of Control” (as hereinafter defined), in which case Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. In either event, the claimant or the corporation, as the case may be, shall give written notice to the other advising it of the identity of the Independent Counsel so selected. The party so notified may, within ten (10) days after such written notice of selection shall have been given, deliver to the corporation or to the claimant, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 6.6, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within thirty (30) days after submission by the claimant of a written request for indemnification pursuant to Section 6.1(b), no Independent Counsel shall have been selected and not objected to, either the corporation or the claimant may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the corporation or the claimant to the other’s selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel hereunder. The corporation shall pay any and all fees and expenses of Independent Counsel reasonably incurred in connection with acting pursuant to Section 6.1(b), and the corporation shall pay all reasonable fees and expenses incident to the procedures of Section 6.1(b), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding pursuant to Section 6.1(c), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
     If the person, persons or entity empowered or selected under this Section 6.1(b) to determine whether the claimant is entitled to indemnification shall not have made a determination within ninety (90) days after receipt by the corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the claimant shall be entitled to such indemnification, absent (i) a misstatement by the claimant of a material fact, or an omission of a material fact necessary to make the claimant’s statement(s) not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.
     If it is determined that the claimant is entitled to indemnification, the corporation shall pay the claimant within twenty (20) business days after such determination any then known amounts with respect to which it has been so determined that the claimant is entitled to indemnification hereunder and will pay any other amounts thereafter incurred for which Indemnitee is entitled to indemnification within twenty (20) business days of the corporation’s receipt of reasonably detailed invoices for such amounts.
     (c) ~~If~~In the event that (i) a determination is made pursuant to Section 6.1(b) that the claimant is not entitled to indemnification, (ii) advancement of Expenses is not timely made pursuant to Section 6.2 or (iii) a claim for the indemnification under  ~~this~~ Section 6.1 is not paid in full by the corporation within ~~ninety (90) days after a written claim pursuant to Section 6.1(b) above has been received by the corporation~~twenty (20) business days after a determination has been made that the claimant is entitled to indemnification, the claimant may at any time thereafter bring suit against the corporation to ~~recover the unpaid amount of the claim~~determine his entitlement to such indemnification or advancement of Expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 6.1(c), the corporation shall have the burden of proving that the claimant is not entitled to indemnification. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct that makes it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor ~~an actual determination by~~the fact that the corporation (including the Board, Independent Counsel or stockholders) has determined that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.   The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the claimant has not met the applicable standard of conduct.
     (d) If a determination shall have been made pursuant to this Section 6.1 that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6.1(c) above, absent (i) a misstatement by the claimant of a material fact, or an omission of a material fact necessary to make the claimant’s statements not materially misleading in connection with a request for indemnification or (ii) a prohibition of such indemnification under applicable law. The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 6.1(c) above that the procedures and presumptions of this Article 6 are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this Article 6.
     (e) With respect to any proceeding for which indemnification is sought hereunder, so long as there shall not have occurred a Change in Control, the corporation, in its sole discretion, will be entitled to participate in such proceeding at its own expense and, except as provided below, to assume the defense of, and to settle, such proceeding. After notice from the corporation to the claimant of its election so to assume the defense thereof, the corporation will not be liable to the claimant under this Article 6 for any legal or other Expenses subsequently incurred by the claimant in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The claimant shall have the right to employ its counsel in such proceeding but the fees and Expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the claimant unless (i) the employment of counsel by the claimant has been authorized by the corporation, (ii) the claimant shall have reasonably concluded that there may be a conflict of interest between the corporation and the claimant in the conduct of the defense of such proceeding or (iii) the corporation shall not in fact have employed counsel to assume the defense of such proceeding, in each of which cases the fees and Expenses of counsel shall be at the expense of the corporation. The corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the corporation or as to which the claimant shall have made the conclusion provided for in clause (ii) of the immediately preceding sentence. The claimant shall not compromise or settle any claim or proceeding, release any claim, or make any admission of fact, law, liability or damages with respect to any losses for which indemnification is sought hereunder without the prior written consent of the corporation, which consent shall not be unreasonably withheld (subject to the terms and conditions of this Article 6, including any determination required by Section 6.1(b) or by applicable law). The corporation shall not be liable for any amount paid by the claimant in settlement of any proceeding or any claim therein, unless the corporation has consented to such settlement or unreasonably withholds consent to such settlement.

     (f) If the claimant is a party to or involved in a proceeding with any other person(s) for whom the corporation is required to indemnify or advance Expenses with respect to such proceeding, the corporation shall not be required to indemnify against or advance Expenses for more than one law firm to represent collectively the claimant and such other person(s) in respect of the same matter unless the representation of the claimant and such other person(s) gives rise to an actual or potential conflict of interest.
     6.2 Advance Payment
     The right to indemnification under this Article 6 shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within twenty (20) business days after the receipt by the corporation of a statement or statements from the claimant requesting and reasonably evidencing such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section 6.1 above or otherwise.
     6.3 Non-Exclusivity and Survival of Rights; Amendments
     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 6 shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation of the corporation, bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 6 shall not in any way diminish or adversely affect the rights or protections of any director, officer, employee or agent of the corporation hereunder in respect of any ~~occurrence or matter arising prior to any~~proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.
     6.4 Insurance
     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

     6.5 Severability
     If any word, clause, provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     6.6 Definitions
     For the purpose of this Article 6:
     “Change of Control” shall mean:
     (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (a “Person”)), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (i) the then outstanding shares of common stock of the corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this part (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the corporation or any acquisition from other stockholders where (A) such acquisition was approved in advance by the Board and (B) such acquisition would not constitute a Change of Control under part (2) or part (4) of this definition, (ii) any acquisition by the corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the corporation or any corporation controlled by the corporation, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of part (4) of this definition; or
     (2) the acquisition by any Person, directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of either (i) the Outstanding Corporation Common Stock or (ii) the Outstanding Corporation Voting Securities; or
     (3) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (or such committee thereof that shall then have the authority to nominate persons for election as directors) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board; or
     (4) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the corporation (a “Business Combination”), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the corporation or all or substantially all of the corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
     (5) approval by the stockholders of a complete liquidation or dissolution of the corporation.
     “Disinterested Director” shall mean a director of the corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
     “Independent Counsel” shall mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the corporation or the claimant in any matter material to any such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not shall include any person who, under the applicable standards of professional conduct then prevailing, would ~~not~~ have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this Article 6.
     6.7 Notices
     Any notice, request or other communication required or permitted to be given to the corporation under this Article 6 shall be in writing and either delivered in person or sent by telecopy~~, telex, telegram~~ or other electronic transmission, overnight mail or courier service, or certified or registered mail, postage or charges prepaid, return copy requested, to the Secretary of the corporation and shall be effective only upon receipt by the Secretary.

ARTICLE 7
Capital Stock
     7.1 Certificates for Shares
     The shares of stock of the corporation shall be represented by certificates or, where approved by the Board and permitted by law, shall be uncertificated. Certificates representing shares of stock shall be signed by, or in the name of the corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Certificates or uncertificated shares may be issued for partly paid shares and in ~~such~~the case of certificated shares, upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.
     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required by the DGCL or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
     7.2 Signatures on Certificates
     Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
     7.3 Transfer of Stock
     Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated

~~share~~shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.
     7.4 Registered Stockholders
     The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
     7.5 Lost, Stolen or Destroyed Certificates
     The corporation may direct that a new certificate or certificates or uncertificated shares be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and on such terms and conditions as the corporation may require. When authorizing the issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, to indemnify the corporation in such manner as it may require, and to give the corporation a bond or other adequate security in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
ARTICLE 8
General Provisions
     8.1 Dividends
     Dividends upon the capital stock of the corporation, subject to any restrictions contained in the DGCL or the provisions of the certificate of incorporation of the corporation, if any, may be declared by the Board at any regular or special meeting or by unanimous written consent. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the certificate of incorporation of the corporation. The Board may fix any record date for purposes of determining the stockholders entitled to receive payment of any dividend as set forth in Section 2.11 above.
     8.2 Dividend Reserve
     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     8.3 Checks
     All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
     8.4 Fiscal Year
     The fiscal year of the corporation shall be fixed by resolution of the Board.
     8.5 Corporate Seal
     The Board may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board.
     8.6 Execution of Corporate Contracts and Instruments
     The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
     8.7 Representation of Shares of Other Corporations
     Each of the Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the corporation is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any corporation or corporations standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.
ARTICLE 9
Amendments
     These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the Board; provided, however, that notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting of the stockholders or the Board, as the case may be. Any such alteration, amendment, repeal or adoption must be approved by either the vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereon or by a majority of the entire Board~~; provided, however, that until November 12, 2006, any such alteration, amendment, repeal or adoption by the Board must be approved by the affirmative vote of at least 80% of the~~

~~entire Board (excluding for this purpose directors who are officers or employees of the corporation) if it would amend or modify, or be inconsistent with, the requirements specified in Section 4.3 above (a) to remove William H. Rastetter, Ph.D. from the office of Executive Chairman or significantly diminish his position, authority, duties or responsibilities or (b) to remove James C. Mullen from the office of Chief Executive Officer or President or significantly diminish his position, authority, duties or responsibilities.~~.